UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Omega Credit Agreement

On April 30, 2021, Omega Healthcare Investors, Inc. (“Omega”) entered into a new $1.45 billion senior unsecured multicurrency revolving credit facility (the “Revolving Credit Facility”), replacing its previous senior unsecured multicurrency revolving credit facility (see Item 1.02).

The Revolving Credit Facility is being provided pursuant to a Credit Agreement, dated as of April 30, 2021 (the “Omega Credit Agreement”), among Omega, as borrower, certain of Omega’s subsidiaries identified in the Omega Credit Agreement, as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the Omega Credit Agreement, as lenders, the “Omega Lenders”), and Bank of America, N.A., as administrative agent.

The Revolving Credit Facility may be drawn in Euros, British Pounds Sterling (“Sterling”), Canadian Dollars (collectively, “Alternative Currencies”) or U.S. Dollars, with a $1.15 billion tranche available in U.S. Dollars and a $300 million tranche available in Alternative Currencies. The Revolving Credit Facility matures on April 30, 2025, subject to Omega’s option to extend such maturity date for two, six-month periods. Exercise of each such extension option is subject to compliance with a notice requirement and other customary conditions.

Omega’s obligations in connection with the Revolving Credit Facility are jointly and severally guaranteed for the benefit of the administrative agent and the Omega Lenders by OHI Healthcare Properties Limited Partnership (“OHI LP”), and any wholly owned domestic consolidated subsidiary of Omega that in the future becomes a borrower of, provides a guaranty of, or otherwise becomes liable for, unsecured indebtedness for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50,000,000 individually or in the aggregate. OHI LP is currently the sole guarantor of the Omega Revolving Credit Facility.

From time to time, certain of the Omega Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Omega or served as underwriters or sales agents for offerings of Omega’s equity or debt, for which they have received customary fees. Among other services, affiliates of certain of the Omega Lenders have served as sales agents under Omega’s at-the-market Equity Shelf Program. The Omega Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Omega in the ordinary course of business.

The material terms of the Omega Credit Agreement are as follows:

Use of Proceeds of Revolving Credit Facility. Proceeds from borrowings under the Revolving Credit Facility may be used to refinance existing indebtedness under the 2017 Revolving Credit Facility (as defined in Item 1.02), and to finance general corporate working capital (including acquisitions, the acquisition or improvement, directly or indirectly, of income producing healthcare-related property, and investments incidental or related thereto), or capital expenditures or for other general corporate purposes of Omega and its subsidiaries.

Interest Rates and Fees. The interest rates per annum applicable to the Revolving Credit Facility are the London interbank offered rate (the “Eurocurrency Rate,” such definition for the Revolving Credit Facility also including the Canadian dealer offered rates for amounts offered in Canadian Dollars and any other Alternative Currency rate approved by the Administrative Agent and the Omega Lenders for amounts offered in any other non-London interbank offered rate quoted currency, as applicable), or for Alternative Currency loans denominated in Sterling, the Sterling overnight index average reference rate plus an adjustment of 0.1193% per annum (the “SONIA Daily Floating Rate”), plus in each case the applicable margin (as described below), or, at Omega’s option, the base rate, which will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50%, (iii) the Eurocurrency Rate plus 1.0% and (iv) 1.0% plus, in each case, the applicable margin (as described below). If either the Eurocurrency Rate, the federal funds rate or the SONIA Daily Floating Rate are less than zero, such rate shall be deemed zero. The applicable margins with respect to the Revolving Credit Facility are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced, senior unsecured long-term debt of Omega or OHI LP, as the case may be.

The applicable margin for the Revolving Credit Facility may range from 1.55% to 0.825% in the case of Eurocurrency Rate or SONIA Daily Floating Rate loan advances (1.85% to 0.950%, including facility fees), and from 0.55% to 0% in the case of base rate advances (0.85% to 0.125%, including facility fees). Letter of credit fees may range from 1.55% to 0.825% per annum, based on the same performance grid. The default rate on the Revolving Credit Facility is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; Reduction or Termination of Commitments. Omega may elect to prepay the Revolving Credit Facility at any time in whole or in part, or reduce or terminate the revolving commitments under the Revolving Credit Facility, in each case without fees or penalty.

Right to Increase Maximum Borrowings. Pursuant to the terms of the Omega Credit Agreement, the Omega Lenders have agreed that Omega may (subject to customary conditions) increase the maximum aggregate commitments under the Credit Agreement to $2.5 billion, by requesting an increase in the aggregate commitments under the Revolving Credit Facility or by adding one or more tranches of term loans.

OHI LP Credit Agreement

On April 30, 2021, OHI LP entered into a new $50 million senior unsecured term loan facility (the “OHI LP Term Loan Facility”). The OHI LP Term Loan Facility matures on April 30, 2025.

The OHI LP Term Loan Facility is being provided pursuant to a Credit Agreement, dated as of April 30, 2021 (the “OHI LP Credit Agreement”), among OHI LP, as borrower, certain of Omega’s subsidiaries identified from time to time in the OHI LP Credit Agreement, as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the OHI LP Credit Agreement, as lenders, the “OHI LP Lenders”), and Bank of America, N.A., as administrative agent.

OHI LP’s obligations in connection with the OHI LP Term Loan Facility will be jointly and severally guaranteed for the benefit of such administrative agent and the OHI LP Lenders by any wholly owned domestic consolidated subsidiary of OHI LP that in the future becomes a borrower of, provides a guaranty of, or otherwise becomes liable for, unsecured indebtedness for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50,000,000 individually or in the aggregate. There are currently no guarantors of the OHI LP Term Loan Facility.

The material terms of the OHI LP Credit Agreement are as follows:

Term Loan Advance and Repayment. The entire amount of the OHI LP Term Loan Facility was advanced on April 30, 2021. The OHI LP Term Loan Facility does not amortize and is due and payable in full on April 30, 2025.

Use of Proceeds of OHI LP Term Loan Facility. Proceeds from borrowing under the OHI LP Term Loan Facility may be used to refinance existing indebtedness under the 2017 OHI LP Term Loan Facility (as defined in Item 1.02), and to finance general corporate working capital (including acquisitions, and the direct or indirect acquisition or improvement of income producing healthcare-related property, and investments incidental or related thereto), or capital expenditures or for other general corporate purposes of OHI LP and its subsidiaries.

Interest Rates and Fees. The interest rates per annum applicable to the OHI LP Term Loan Facility are the Eurocurrency Rate as described in the OHI LP Term Loan Facility plus the applicable margin (as described below) or, at OHI LP’s option, the base rate, which will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50%, (iii) the Eurocurrency Rate plus 1.0% and (iv) 1.0% plus, in each case, the applicable margin. If either the Eurocurrency Rate or the federal funds rate are less than zero, such rate shall be deemed zero.

The applicable margins with respect to the OHI LP Term Loan Facility are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or OHI LP, as the case may be. The applicable margin for the OHI LP Term Loan Facility may range from 1.85% to 0.85% in the case of Eurocurrency Rate advances, and from 0.85% to 0.00% in the case of base rate advances. The default rate on the OHI LP Term Loan Facility is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; Reduction or Termination of Commitments. The OHI LP Term Loan Facility may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the OHI LP Term Loan Facility may not be reborrowed.

In addition to the above, the Omega Credit Agreement and the OHI LP Credit Agreement each contain customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on liens; limitations on mergers and consolidations; limitations on sales and other dispositions of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on use of proceeds; limitations on changes in lines of business; limitations on dividends, distributions and repurchases of Omega capital stock (or OHI LP equity interests as applicable) if an event of default exists; maintenance of Omega’s real estate investment trust (“REIT”) status; limitations on certain burdensome agreements; and limitations on business activities and ownership of assets of Omega. In addition, the Omega Credit Agreement and the OHI LP Credit Agreement contain financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth and minimum unsecured interest coverage.

Each of the Omega Credit Agreement and the OHI LP Credit Agreement also include customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega’s REIT status.

As of April 30, 2021, Omega had $50 million in borrowings outstanding under the Revolving Credit Facility, and OHI LP had $50 million in borrowings outstanding under the OHI LP Term Loan Facility.

The Omega Credit Agreement and the OHI LP Credit Agreement are each attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are each incorporated herein by reference. The descriptions of each of the Omega Credit Agreement and the OHI LP Credit Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement.

On April 30, 2021, Omega entered into the Omega Credit Agreement described in Item 1.01, replacing the $1.25 billion senior unsecured revolving credit facility (the “2017 Revolving Credit Facility”), and the related Credit Agreement, dated as of May 25, 2017 (as previously amended, the “2017 Omega Credit Agreement”), by and among Omega, as borrower, OHI LP, as guarantor, a syndicate of financial institutions, as lenders, and Bank of America, N.A., as administrative agent. The 2017 Revolving Credit Facility was scheduled to expire, unless extended, on May 25, 2021.

On April 30, 2021, OHI LP entered into the OHI LP Credit Agreement described in Item 1.01, replacing its senior unsecured term loan facility outstanding in the principal amount of $50 million (the “2017 OHI LP Term Loan Facility”) and the related Credit Agreement, dated as of May 25, 2017 (as previously amended, the “2017 OHI LP Credit Agreement”), by and among OHI LP, as borrower, a syndicate of financial institutions, as lenders, and Bank of America, N.A., as administrative agent. The 2017 OHI LP Credit Agreement was scheduled to expire, unless extended, on May 25, 2022.

Omega and OHI LP terminated the 2017 Revolving Credit Facility in connection with the effectiveness of the Revolving Credit Facility. OHI LP terminated the 2017 OHI LP Term Loan Facility in connection with the effectiveness of the OHI LP Term Loan Facility. Neither Omega nor OHI LP experienced any material early termination penalties due to the termination of the 2017 Revolving Credit Facility or the termination of the 2017 OHI LP Term Loan Facility.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
10.1	Credit Agreement, dated as of April 30, 2021, among Omega Healthcare Investors, Inc., certain subsidiaries of Omega Healthcare Investors, Inc. identified therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.
10.2	Credit Agreement, dated as of April 30, 2021, among OHI Healthcare Properties Limited Partnership, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: May 4, 2021	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary